Exhibit 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Intelligent Controls, Inc. on Form S-8 of our report dated February 13, 1998, on our audits of the financial statements of Intelligent Controls, Inc. as of December 27, 1998 and December 31, 1996, and for each of the two years in the period ended December 27, 1997, which report is included in this Annual Report on Form 10-KSB.

/s/ COOPERS & LYBRAND L.L.P.

Portland, Maine
March 27, 1998